UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2007

ANDOVER MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-128526	51-0459931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Turnpike Street, Ste. 204
N. Andover, MA		01845
(Address of principal		(Zip Code)
executive offices)

Registrant’s telephone
number, including area
code: (978) 557-1001

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.03.                            Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 29, 2007, Andover Medical, Inc. (the “Company”) filed with the Secretary of State of the State of Delaware an amendment to its Certificate of Incorporation to increase its authorized capital to 301,000,000 shares, consisting of 300,000,000 shares of common stock, par value $.001 per share (“Common Stock”), without cumulative voting rights and without preemptive rights, and 1,000,000 shares of preferred stock, par value $.001 per share (“Preferred Stock”).   Previously, the Company had authorized capital of 100,000,000 shares, consisting of 99,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock.

The amendment was authorized by the Company’s Board of Directors and adopted by the consent of a majority of the issued and outstanding shares of stock entitled to vote thereon with notice to the non-consenting shareholders.

Item 9.01.                            Financial Statements and Exhibits.

3.1                  Certificate of Amendment of Certificate of Incorporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2007	ANDOVER MEDICAL, INC.

	By:	/s/ Edwin A. Reilly
	Name:	Edwin A. Reilly
	Title:	Chief Executive Officer